Exhibit 4.420

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 182092 dated June 17, 2020

For Rendering

Data transmission services, except for data transmission services for the purpose of voice transmission

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until June 17, 2025.

This License is granted by decision of the licensing body - Order dated April 06, 2020 No. 145-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.A. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS,
INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 119150